VOTE THIS PROXY CARD TODAY!
                                        YOUR PROMPT RESPONSE WILL SAVE YOUR FUND
                                              THE EXPENSE OF ADDITIONAL MAILINGS


JOHN HANCOCK HIGH INCOME FUND
SPECIAL MEETING OF SHAREHOLDERS -December 14, 2005
PROXY SOLICITATION BY THE BOARD OF TRUSTEES

     The undersigned, revoking previous proxies, hereby appoint(s) Keith F. Hartstein, Alfred P. Ouellette and William H. King, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock High Income Fund ("High Income Fund") which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the "Meeting") of High Income Fund to be held at 601 Congress Street, Boston, Massachusetts, on December 14, 2005 at 9:00 a.m., Boston time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated October 25, 2005 is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal.

                            Date                                      , 2005

                            PLEASE SIGN, DATE AND RETURN
                            PROMPTLY IN ENCLOSED ENVELOPE


                            --------------------------------------------------

                            --------------------------------------------------
                                              Signature(s)
                            NOTE: Signature(s) should agree with the name(s)
                            printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     VOTE THIS PROXY CARD TODAY!
                                                  YOUR PROMPT RESPONSE WILL SAVE
                                              THE EXPENSE OF ADDITIONAL MAILINGS


SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSAL 1 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

(1) To approve an Agreement and Plan of Reorganization between John Hancock High Income Fund ("High Income Fund") and John Hancock High Yield Fund ("High Yield Fund"). Under this Agreement, High Income Fund would transfer all of its assets to High Yield Fund in exchange for shares of High Yield Fund. These shares will be distributed proportionately to you and the other shareholders of High Income Fund. High Yield Fund will also assume High Income Fund's liabilities.

         FOR   |_|                AGAINST  |_|               ABSTAIN  |_|

           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

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John Hancock
------------
JOHN HANCOCK FUNDS

                         Internet Proxy Voting Services
                               Proxy Voting Form
                               John Hancock Funds
                                High Income Fund

THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.

Proposal 1.                                       [ ]FOR  [ ]AGAINST  [ ]ABSTAIN

     To approve an Agreement and Plan of Reorganization between John Hancock High Income Fund ("High Income Fund") and John Hancock High Yield Fund ("High Yield Fund"). Under this Agreement, High Income Fund would transfer all of its assets to High Yield Fund in exchange for shares of High Yield Fund. These shares will be distributed proportionately to you and the other shareholders of High Income Fund. High Yield Fund will also assume High Income Fund's liabilities.

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Please refer to the proxy statement for discussion of each of these matters.
If not revoked, this proxy shall be voted "FOR" the proposal. Thank you for voting.
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

John Hancock
------------
JOHN HANCOCK FUNDS

                         Internet Proxy Voting Services
                               Proxy Voting Form
                               John Hancock Funds
                                High Income Fund

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                    Thank You! Your vote has been submitted
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THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.

Proposal 1.

     To approve an Agreement and Plan of Reorganization between John Hancock High Income Fund ("High Income Fund") and John Hancock High Yield Fund ("High Yield Fund"). Under this Agreement, High Income Fund would transfer all of its assets to High Yield Fund in exchange for shares of High Yield Fund. These shares will be distributed proportionately to you and the other shareholders of High Income Fund. High Yield Fund will also assume High Income Fund's liabilities.

Please refer to the proxy statement for discussion of each of these matters.
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